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                                                                     EXHIBIT 5.1

TELEPHONE:  (619) 234-1966                                     550 WEST C STREET
FACSIMILE:  (619) 234-3848 (12TH FLOOR)                               SUITE 1300
                                                                       SAN DIEGO
                                                                   CA 92101-3532
                                                                 www.brobeck.com


                                     ___________ __, 2000


Websense, Inc.
10240 Sorrento Valley Road
San Diego, CA 92121

               Re: Websense, Inc. Registration Statement on Form S-1 for 4,600,000 Shares of Common Stock

Ladies and Gentlemen:

               We have acted as counsel to Websense, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 4,600,000 shares of the Company's Common Stock (the "Shares"), including 600,000 Shares which the underwriters have the option to purchase from selling stockholders to cover overallotments, if any, pursuant to the Company's Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

               This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.



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                                                                  Websense, Inc.
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               Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                            Very truly yours,

                                            BROBECK, PHLEGER & HARRISON LLP